Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post Effective Amendment No. 7 to the Registration Statement No. 333-275205 on Form F-1 of our report dated April 30, 2026, relating to the consolidated financial statements of MoneyHero Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Hong Kong, The People’s Republic of China

June 8, 2026